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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                NOVEMBER 18, 2004

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                        SOURCE INTERLINK COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

          MISSOURI                         1-13437               43-1710906
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
       incorporation)                                        Identification No.)

                          27500 RIVERVIEW CENTER BLVD.
                            BONITA SPRINGS, FL 34134
          (Address of principal executive offices, including zip code)

                                 (239) 949-4450
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

            On November 18, 2004, Source Interlink Companies, Inc. ("Source") appointed Ariel Emanuel to its Board of Directors, increasing the size of the Board from eight to nine members.

            Pursuant to the terms of that certain Agreement and Plan of Merger, dated November 18, 2004, by and among Source, Alliance Entertainment Corp. ("Alliance") and Alligator Acquisition, LLC, Mr. Emanuel is to be one of the individuals designated by Source to continue on the Board upon consummation of the merger contemplated therein.

            Mr. Emanuel will be entitled to receive a consulting fee in the amount of $1.5 million from Source for services rendered in connection with, and upon closing of, Source's proposed merger with Alliance.

            Mr. Emanuel has not previously held any positions with Source. Mr. Emanuel has not been named, nor is it presently anticipated that he will be named, to any committees of the Board.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SOURCE INTERLINK COMPANIES, INC.

                                   By: /s/ MARC FIERMAN
                                      --------------------------------------
                                      Marc Fierman
                                      Vice President and Chief Financial Officer



Date:  November 24, 2004


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